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                                                                      EXHIBIT 23

                       CONSENT OF INDEPENDENT ACCOUNTANTS

We consent to the incorporation by reference in the Prospectus constituting part of this Registration Statement of Telxon Corporation and Subsidiaries on Form S-8 (File Nos.33-16939, 33-32600, 33-43314, 33-43318, 33-56205, 33-62957,
333-00449, 333-01189, 333-33177, 333-43121) of our report, dated June 26, 1998, on our audits of the consolidated financial statements and financial statement schedule of Telxon Corporation and Subsidiaries, as of March 31, 1998 and 1997, and for each of the three years in the period ended March 31, 1998, which report is included in this Amendment No. 1 on Form 10-K/A to the Company's Annual Report on Form 10-K.

/s/ PricewaterhouseCoopers, LLP

Akron, Ohio
July 13, 1998